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                                                                     EXHIBIT 8.1

                             Vinson & Elkins L.L.P.
                             1001 Fannin, Suite 2300
                            Houston, Texas 77002-6760

January 25, 2001

Williams Energy Partners, L.P.
One Williams Center
Tulsa, Oklahoma 74172

         RE:      WILLIAMS ENERGY PARTNERS, L.P.; REGISTRATION STATEMENT ON
                  FORM S-1

Ladies and Gentlemen:

         We have acted as counsel to Williams GP, LLC (the "General Partner") and Williams Energy Partners L.P. (the "Company") in connection with the offer and sale of 4,312,500 common units representing limited partner interests (the "Common Units") in the Company pursuant to a Registration Statement on Form S-1 (Registration No. 333-48866) (the "Registration Statement"). In connection therewith, we prepared the discussion set forth under the caption "Tax Considerations" in the Registration Statement (the "Discussion"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Registration Statement.

         All statements of legal conclusions contained in the Discussion, unless otherwise noted, reflect our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the federal income tax discussion in the Registration Statement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Company and its General Partner, included in such discussion, as to which we express no opinion).

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended.

                                             Very truly yours,

                                             /s/ VINSON & ELKINS L.L.P.

                                             VINSON & ELKINS L.L.P.